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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	May 20, 2003
Date of Earliest Event Reported	May 20, 2003

Old Second Bancorp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
0-10537 (Commission File Number)		36-3143493 (I.R.S. Employer Identification Number)
37 South River Street, Aurora, Illinois 60507 (Address of principal executive offices) (Zip Code)

(630) 892-0202
(Registrant's telephone number, including area code)

Item 5.    Other Information

        On May 20, 2003, the Company issued a press release announcing that it has commenced a tender offer for up to 650,000 shares of its common stock, par value $1.00, and has filed a registration statement with the Securities and Exchange Commission offering up to $25.0 million of trust preferred securities. The press release is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

        (a)    Financial Statements of Business Acquired.

          None.

        (b)    Pro Forma Financial Information.

          None.

        (c)    Exhibits.

  99.1
  Press release dated May 20, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2003	OLD SECOND BANCORP, INC.

	By:	/s/ J. DOUGLAS CHEATHAM J. Douglas Cheatham Senior Vice President and Chief Financial Officer

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  Item 5. Other Information
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES